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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF DIONEX CORPORATION

         The following table sets forth the names of the subsidiaries of the Registrant, the state or other jurisdiction of incorporation or organization of each, and the names under which subsidiaries do business as of June 30, 2003.

                                    State or other
                                    Jurisdiction of        Name under which
                                   incorporation or         subsidiary does
    Name of Subsidiary               organization              business
    ------------------            -------------------     -------------------
Dionex (U.K.) Limited             England                 Dionex (U.K.) Ltd.

Dionex GmbH                       Federal Republic        Dionex GmbH
                                  of Germany

Dionex S.r.l.                     Italy                   Dionex S.r.l

Dionex S.A.                       France                  Dionex S.A.

Dionex (Europe) Management AG     Switzerland             Dionex European
                                                          Management

Dionex Export Corporation         U.S. Virgin Islands     Dionex Export
                                                          Corporation

Dionex Canada Ltd./Ltee.          Canada                  Dionex Canada
                                                          Ltd./Ltee

Dionex B.V.                       The Netherlands         Dionex B.V.

Nippon Dionex K.K.                Japan                   Nippon Dionex K.K.

Dionex N.V.                       Belgium                 Dionex N.V.

Dionex (Switzerland) AG           Switzerland             Dionex(Switzerland)
                                                          AG

Dionex Austria GmbH               Austria                 Dionex Austria GmbH

Dionex Softron GmbH               Germany                 Dionex Softron GmbH

Dionex Holding GmbH               Germany                 Dionex Holding GmbH

LC Packings Nederlands B.V.       Netherland              LC Packings
                                                          Nederlands B.V.

LC Packings (U.S.A.) Inc.         United States of        LC Packings Inc.
                                  America (U.S.A.)

Dionex Denmark A/S                Denmark                 Dionex Denmark A/S

Dionex China Ltd.                 China                   Dionex China Ltd.
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